Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Phathom Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o)	(1)	(2)	(2)

	Equity	Preferred Stock, $0.0001 par value per share	457(o)	(1)	(2)	(2)

	Debt	Debt Securities	457(o)	(1)	(2)	(2)

	Other	Warrants	457(o)	(1)	(2)	(2)

	Other	Units	457(o)	(1)	(2)	(2)

	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$284,690,410.40	$147.60 per $1,000,000	$42,020.31

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	(1)	(2)	$215,309,589.60	$109.10 per $1,000,000	$23,490.28	S-3	333-250014	November 17, 2020

	Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)	(1)	(2)

	Debt	Debt Securities	415(a)(6)	(1)	(2)

	Other	Warrants	415(a)(6)	(1)	(2)

	Other	Units	415(a)(6)	(1)	(2)

	Unallocated (Universal) Shelf		415(a)(6)	(1)	(2)

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	5,827,415	$39.20	$228,434,668.00	$109.10 per $1,000,000	$24,922.25	S-3	333-250014	November 17, 2020

	Total Offering Amounts					$728,434,668.00		$90,432.84

	Total Fees Previously Paid							$48,412.51

	Total Fee Offsets							$37,087.73

	Net Fee Due							$4,932.58

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Phathom Pharmaceuticals, Inc.	Form S-3	333-250014	November 10, 2020		$37,087.73(5)	Equity	Common Stock	8,672,001	$339,942,439.20

Fee-Offset Sources	Phathom Pharmaceuticals, Inc.	Form S-3	333-250014		November 10, 2020						$37,087.73

(1)

There are being registered hereunder, an indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities, warrants to purchase common stock, and units, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $500,000,000. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities covered by this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act.

(3)

Consists of shares of common stock issued to the selling stockholder and not previously registered for resale. Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the Company’s common stock as reported on the Nasdaq Global Select Market on November 2, 2023, which date is within five business days prior to the filing of this Registration Statement.

(5)

On November 10, 2020, the registrant filed a Registration Statement on Form S-3 (File No. 333-250014), which became effective on November 17, 2020 (the “Prior Registration Statement). The Prior Registration Statement registered for resale 8,672,001 shares of common stock held by selling stockholders named therein and which were not sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby offsets the $37,087.73 registration fee previously paid in connection with such unsold securities, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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